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                                1ST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

        THIS AGREEMENT is made as of the 18th day of August, 1998, between STEVE RUSSELL, a Washington resident ("Executive"), and MOSAIX, INC., a Washington corporation ("Company").
        The parties agree as follows:

1.      AMENDMENT OF PRIOR AGREEMENT.

        This Agreement amends that certain "Executive Employment Agreement" dated as of October 14, 1996 between Executive and the Company. Except as expressly provided herein, the terms and conditions of that agreement remain in effect between the parties, and defined terms therein shall have the same meaning when used in this Agreement.

2.      SEVERANCE PAYMENTS.

        Section 7 of the Executive Employment Agreement is hereby amended so that, in the event Executive terminates his employment for Good Reason, or if the Company terminates employment without cause following a Corporate Transaction, the Company shall be obligated to pay to Executive his then regular base salary for a period of eighteen months after the effective date of termination of employment (as opposed to 6 months, as originally provided). This amendment will not apply in the event of any termination unrelated to a Corporate Transaction.

        IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date above first written.

        EXECUTIVE:                          COMPANY:

                                            MOSAIX, INC.,
                                            a Washington Corporation


/s/ Steve Russell                           By:  /s/ Wm. Bradford Weller
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STEVE RUSSELL                                    Wm. Bradford Weller
                                            Its: General Counsel & Assistant
                                                 Secretary